EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement of Cimatron Ltd. on Form S-8, File number 333-12458, and on Form S-8, File number 333-140809, of our report dated June 17, 2006 on the consolidated financial statements of Cimatron Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2006.

Brightman Almagor & Co.
Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 27, 2007